SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 13, 2002

(Date of Report; Date of Earliest Event Reported)

Raytel Medical Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27186	942787342

(Commission File Number)	(IRS Employer Identification No.)

2755 Campus Drive, San Mateo, California	94403

(address of principal executive offices)	(Zip Code)

(650) 349-0800

(Registrant’s telephone number, including area code)

ITEM 5. Other Items.
SIGNATURES

ITEM 5. Other Items.

     On February 8, 2002, Raytel Medical Corporation (“Raytel”) announced that it had entered into a definitive merger agreement with SHL Telemedicine Ltd. (“SHL”) under which SHL has agreed to acquire Raytel. In connection with this transaction, Richard F. Bader, Raytel’s President and Chief Executive Officer, has agreed to tender his shares to SHL. Previously, on December 17, 2001, a non-binding proposal was issued to a special committee of Raytel’s Board of Directors by RT Acquisition Group, which represented Mr. Bader, Albert J. Henry, Balfour LLC and Rory Riggs (the “Filing Persons”). In connection with this proposal the Filing Persons filed a Schedule 13D with the Securities and Exchange Commission on December 18, 2001, which amended a 13D filed on October 1, 2001 by Messrs. Bader and Henry. On February 8, 2002, the Filing Persons further amended the Schedule 13D to disclose that Messrs. Bader and Henry and RT Acquisition Group no longer intend to act in concert with each other or with Balfour LLC and Mr. Riggs and, as such, the Filing Persons should not be deemed to constitute a group as such term is used in Section 13(d)(3) of the rules and regulations under the Securities Exchange Act of 1934, as amended. The amendment to the Schedule 13D also disclosed that, in accordance with the terms of the definitive merger agreement with SHL, Messrs. Bader and Henry and RT Acquisition Group no longer intend to engage in discussions with the special committee of Raytel’s Board of Directors in connection with the non-binding proposal submitted on December 17, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTEL MEDICAL CORPORATION

Date: February 13, 2002	By:	/s/ John F. Lawler Jr.

John F. Lawler Jr. Vice President and Chief Financial Officer